EXHIBIT 99.1
Purchase, New York        Telephone: 914-253-2000        www.pepsico.com
PepsiCo Reports Second Quarter 2015 Results and
Increases Full Year Earnings Outlook

•	Organic/core[1] results

◦	Organic revenue grew 5.1 percent

◦	Core gross margin expanded 115 basis points

◦	Core EPS was $1.32

◦	Core constant currency EPS increased 11 percent

•	Reported (GAAP) results

◦	Net revenue declined 6 percent reflecting a 10-percentage-point impact of adverse foreign currency translation

◦	Gross margin expanded 105 basis points

◦	EPS increased 3 percent to $1.33

•	2015 outlook

◦	Core constant currency EPS growth target raised to 8 percent (previously 7 percent)

◦	Foreign exchange translation expected to adversely impact core earnings per share by 11 percentage points

◦	On track to deliver approximately $1 billion productivity savings and $8.5 to $9 billion cash returns to shareholders

PURCHASE, N.Y. - July 9, 2015 - PepsiCo, Inc. (NYSE: PEP) today reported organic revenue growth of 5.1 percent and core earnings per share of $1.32 for the second quarter.

“PepsiCo achieved strong financial performance in the second quarter. We delivered mid-single digit organic revenue growth, strong gross margin expansion and double-digit core constant currency EPS growth. Based on our year-to-date results and positive momentum in the businesses, we are increasing our full-year core constant currency EPS growth target to 8 percent,” said Chairman and CEO Indra Nooyi.

1 Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

“Our results also reflect our keen focus on innovation, brand building and marketplace execution. Through scientific R&D and strategic insights, we are developing sustainable innovation to offer consumers the range of food and beverage choices they’re looking for and creating a powerful platform for growth. As a result, we continue to drive growth for our retail partners. Notably, in the second quarter, PepsiCo was once again the largest contributor to retail sales growth in the U.S., our largest market, among all food and beverage manufacturers, with over $400 million of retail sales growth in all measured channels.

“The macroeconomic environment around the world remains volatile and foreign exchange headwinds persist in many of our international markets. The steps we are taking to manage our businesses responsibly - such as taking pricing actions and optimizing our global sourcing - are clearly contributing to high-quality top and bottom-line year-to-date results and position us well for the remainder of 2015.

“Additionally, our emphasis on productivity continues to help fund investments in our business while also contributing to our margin improvement. We remain on track to deliver our 5 year, $5 billion productivity savings through 2019.

“We believe we have the right strategies in place to continue delivering strong constant currency operating results and healthy cash returns to shareholders.”

Summary Second Quarter 2015 Performance (Percent Growth)

	ORGANIC/CORE			REPORTED (GAAP)
	Organic Volume[a]	Organic Revenue[a]	Core Constant Currency Operating Profit[b]	Net Revenue	Operating Profit[c]
FLNA	–	3	7	2	7
QFNA	(1)	(1.5)	(5)	(3)	(5)
LAF	3	23	15	(6)	(12)
PAB	1	3	10	1	4
Europe	–/(6)[d]	0.5	(6)	(24)	(26)
AMEA	4/1[d]	5	3.5	(4)	2
Total Divisions	1/–[d]	5	6
Total PepsiCo	1/–[d]	5	8	(6)	–

a Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation, as applicable. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
b Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability and foreign exchange translation. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2015 and 2014. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core.”
d Snacks/Beverages.

Summary of Second Quarter Financial Performance:

•	Organic revenue grew 5.1 percent and reported net revenue declined 6 percent. Foreign exchange translation had a 10-percentage-point unfavorable impact on reported net revenue.

•
Developing and emerging market organic revenue grew 11 percent. On a reported basis, developing and emerging market net revenue declined 13 percent, reflecting unfavorable foreign exchange translation, in particular, related to the Russian ruble, Venezuelan bolivar, euro and Mexican peso.

•
Core gross margin and core operating margin expanded 115 basis points and 60 basis points, respectively. Operating margin improvement reflects the implementation of effective revenue management strategies and productivity initiatives, partially offset by increased advertising and marketing expense as a percent of sales. Reported gross margin and reported operating margin expanded 105 basis points and 110 basis points, respectively.

•
Core constant currency operating profit increased 8 percent. Reported operating profit was even with the prior-year quarter and reflects unfavorable foreign exchange translation, restructuring charges and the mark-to-market net impact on commodity hedges.

•
The company’s core effective tax rate was 26 percent, which compares to 26.3 percent in the prior-year quarter. The reported effective tax rate was 26.1 percent, below the prior-year quarter of 26.5 percent.

•
Core EPS was $1.32 and reported EPS was $1.33. Core EPS excludes $0.02 per share related to the mark-to-market net impact on commodity hedges and a $0.01 per share negative impact from restructuring charges.

Discussion of Second Quarter Division Core Constant Currency Operating Profit Results:
Core constant currency operating profit results for all divisions were impacted by organic revenue results as presented in the tables on pages 3 and A-6. In addition, results for each division were impacted by the following:

Frito-Lay North America (FLNA)
Positively impacted by productivity gains and lower commodity costs, partially offset by operating cost inflation and an increase in advertising and marketing expense.

Quaker Foods North America (QFNA)
Negatively impacted by an increase in advertising and marketing expense, partially offset by favorable product mix. Productivity gains more than offset operating cost inflation.

Latin America Foods (LAF)
Positively impacted by productivity gains, partially offset by cost inflation.

PepsiCo Americas Beverages (PAB)
Positively impacted by productivity gains, lower commodity costs and certain insurance adjustments, partially offset by operating cost inflation.

Europe
Negatively impacted by cost inflation, partially offset by productivity gains.

Asia, Middle East & Africa (AMEA)
Positively impacted by productivity gains and lower commodity costs. These impacts were partially offset by operating cost inflation, an increase in advertising and marketing expense and a 6-percentage-point impact of refranchising a portion of the beverage businesses in India and the Middle East.

Summary Year to Date 2015 Performance (Percent Growth)

	ORGANIC/CORE			REPORTED (GAAP)
	Organic Volume[a]	Organic Revenue[a]	Core Constant Currency Operating Profit[b]	Net Revenue	Operating Profit[c]
FLNA	2	3	7	2.5	7
QFNA	0.5	1	(22)[e]	(1)	(23)
LAF	2	21	18	(5)	(12)
PAB	–	2.5	8	1	6
Europe	–/(6)[d]	1	(5)[f]	(24)	(28)
AMEA	6/1[d]	5	11	(2)	10
Total Divisions	2/(1)[d]	5	6
Total PepsiCo	2/(1)[d]	5	8	(5)	–

a Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation, as applicable. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
b Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability and foreign exchange translation. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2015 and 2014. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core.”
d Snacks/Beverages.
e 1 percent decrease excluding an impairment charge associated with our dairy joint venture in Q1 2015.
f Even excluding a gain on the sale of agricultural assets in Q1 2014.

Summary of Year to Date 2015 Financial Performance:

•	Organic revenue grew 4.8 percent and reported net revenue declined 5 percent. Foreign exchange translation had a 9-percentage-point unfavorable impact on reported net revenue.

•
Developing and emerging market organic revenue grew 11 percent. On a reported basis, developing and emerging market net revenue declined 13 percent, reflecting unfavorable foreign exchange translation, in particular, related to the Russian ruble, Venezuelan bolivar, euro and Mexican peso.

•
Core gross margin and core operating margin expanded 130 basis points and 40 basis points, respectively. Operating margin improvement reflects the implementation of effective revenue management strategies and productivity initiatives, partially offset by increased advertising and marketing expense as a percent of sales. Reported gross margin and reported operating margin expanded 100 basis points and 75 basis points, respectively.

•
Core constant currency operating profit increased 8 percent. Reported operating profit was even with the prior year and reflects unfavorable foreign exchange translation, restructuring charges, and the mark-to-market net impact on commodity hedges.

•
The company’s core effective tax rate was 24.9 percent, which compares to 25.3 percent in the prior-year period. The reported effective tax rate was 25 percent, below the prior-year period of 25.6 percent.

•
Core EPS was $2.15 and reported EPS was $2.14. Core EPS excludes a $0.03 per share negative impact from restructuring charges and $0.02 per share related to the mark-to-market net impact on commodity hedges.

•	Cash flow provided by operating activities was $2.8 billion year to date. Free cash flow excluding certain items was $2.1 billion year to date, an increase of 7% from the prior-year period.

Discussion of Year to Date Division Core Constant Currency Operating Profit Results:
Core constant currency operating profit results for all divisions were positively impacted by organic revenue increases as presented in the tables on pages 6 and A-6. In addition, results for each division were impacted by the following:

Frito-Lay North America (FLNA)
Positively impacted by productivity gains and lower commodity costs, partially offset by operating cost inflation and an increase in advertising and marketing expense.

Quaker Foods North America (QFNA)
Negatively impacted by an increase in advertising and marketing expense, partially offset by favorable product mix. Productivity gains more than offset operating cost inflation. Core constant currency operating profit declined 1 percent excluding the impairment charge associated with a dairy joint venture in the first quarter of 2015.

Latin America Foods (LAF)
Positively impacted by productivity gains, partially offset by cost inflation.

PepsiCo Americas Beverages (PAB)
Positively impacted by productivity gains and lower commodity costs, partially offset by operating cost inflation and an increase in advertising and marketing expense.

Europe
Negatively impacted by cost inflation, partially offset by productivity gains. Core constant currency operating profit was even excluding the gain on the sale of agricultural assets in the first quarter of 2014.

Asia, Middle East & Africa (AMEA)
Positively impacted by productivity gains, lower commodity costs and a 3-percentage-point impact of refranchising a portion of the beverage businesses in India and the Middle East, which included a 7-percentage-point positive impact related to the pre-tax India gain. This was partially offset by operating cost inflation and an increase in advertising and marketing expense.

2015 Guidance and Outlook
The company expects mid-single-digit organic revenue growth and increased its core constant currency EPS growth target to 8 percent from 7 percent versus its fiscal 2014 core EPS of $4.63.

Based on the current foreign exchange market consensus, the company expects foreign exchange translation to have an unfavorable impact of approximately 9 percentage points on full year net revenue growth and approximately 11 percentage points on full year core EPS performance in 2015, reflecting current expectations for strength of the U.S. dollar.

In addition, the company expects:

•	Low- to mid-single-digit commodity inflation, which includes the estimated impact of transaction-related foreign exchange;

•	Productivity savings of approximately $1 billion;

•	Higher net interest expense driven by higher interest rates and net debt balances;

•	A core effective tax rate of approximately 25 percent;

•	Over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items);

•	Net capital spending to be approximately $3 billion, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue; and

•	To return a total of $8.5 to $9 billion to shareholders through dividends of approximately $4 billion and share repurchases of $4.5 to $5 billion.

Changes to the Reportable Segments Structure:
Beginning with the third quarter of 2015, PepsiCo will realign certain of its reportable segments. As a result, its food and beverage businesses in Latin America will be combined and reported as Latin America. This realignment will create a Latin America segment consistent with PepsiCo’s other international segments, Europe and AMEA, which are managed as integrated food and beverage businesses and will enable greater synergies within the segment. PepsiCo Americas Beverages will be renamed as North America Beverages and will no longer include the Latin America beverages business.

In addition, PepsiCo’s Sub-Saharan Africa business, which is currently part of the Asia, Middle East and Africa (AMEA) segment, will move to the Europe segment. As a result, the AMEA segment will be renamed as Asia, Middle East and North Africa (AMENA) and the Europe segment will be renamed Europe Sub-Saharan Africa (ESSA). These changes do not impact the Frito-Lay North America or Quaker Foods North America reportable segments.

Within the next 30 days, PepsiCo expects to provide reclassified summary segment reporting for 2013, 2014 and the first two quarters of 2015 to reflect the company’s new structure.

Conference Call:
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors and financial analysts to discuss second quarter 2015 results and the outlook for 2015. Further details will be accessible on the company’s website at www.pepsico.com/investors.

Contact:	Investor	Media
	Jamie Caulfield	Jay Cooney
	Senior Vice President, Investor Relations	Vice President, Communications
	914-253-3035	914-253-2777
	jamie.caulfield@pepsico.com	jay.cooney@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/13/15	6/14/14	Change	6/13/15	6/14/14	Change
Net Revenue	$15,923	$16,894	(6)%	$28,140	$29,517	(5)%
Cost of sales	7,167	7,778	(8)%	12,609	13,525	(7)%
Gross profit	8,756	9,116	(4)%	15,531	15,992	(3)%
Selling, general and administrative expenses	5,837	6,198	(6)%	10,799	11,246	(4)%
Amortization of intangible assets	19	22	(15)%	35	43	(19)%
Operating Profit	2,900	2,896	—%	4,697	4,703	—%
Interest expense	(217)	(209)	4%	(428)	(410)	4.5%
Interest income and other	14	18	(18)%	29	28	7%
Income before income taxes	2,697	2,705	—%	4,298	4,321	(0.5)%
Provision for income taxes	703	718	(2)%	1,073	1,107	(3)%
Net income	1,994	1,987	—%	3,225	3,214	—%
Less: Net income attributable to noncontrolling interests	14	9	45%	24	20	17%
Net Income Attributable to PepsiCo	$1,980	$1,978	—%	$3,201	$3,194	—%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.33	$1.29	3%	$2.14	$2.08	3%
Weighted-average common shares outstanding	1,491	1,532		1,497	1,536

Cash dividends declared per common share	$0.7025	$0.655		$1.3575	$1.2225

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/13/15	6/14/14	Change	6/13/15	6/14/14	Change
Net Revenue
Frito-Lay North America	$3,452	$3,387	2%	$6,771	$6,606	2.5%
Quaker Foods North America	546	564	(3)%	1,185	1,198	(1)%
Latin America Foods	2,000	2,122	(6)%	3,279	3,460	(5)%
PepsiCo Americas Beverages	5,337	5,281	1%	9,770	9,707	1%
PepsiCo Europe	2,788	3,657	(24)%	4,265	5,618	(24)%
PepsiCo Asia, Middle East & Africa	1,800	1,883	(4)%	2,870	2,928	(2)%
Total Net Revenue	$15,923	$16,894	(6)%	$28,140	$29,517	(5)%

Operating Profit
Frito-Lay North America	$1,007	$937	7%	$1,927	$1,799	7%
Quaker Foods North America	132	139	(5)%	231	299	(23)%
Latin America Foods	285	323	(12)%	489	555	(12)%
PepsiCo Americas Beverages	903	868	4%	1,371	1,297	6%
PepsiCo Europe	334	451	(26)%	434	603	(28)%
PepsiCo Asia, Middle East & Africa	389	381	2%	631	575	10%
Division Operating Profit	3,050	3,099	(2)%	5,083	5,128	(1)%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	39	31		38	65
Restructuring and Impairment Charges	(1)	(8)		(7)	(5)
Other	(188)	(226)		(417)	(485)
	(150)	(203)	(26)%	(386)	(425)	(9)%
Total Operating Profit	$2,900	$2,896	—%	$4,697	$4,703	—%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	24 Weeks Ended
	6/13/15	6/14/14
Operating Activities
Net income	$3,225	$3,214
Depreciation and amortization	1,075	1,162
Stock-based compensation expense	144	140
Restructuring and impairment charges	61	190
Cash payments for restructuring charges	(107)	(112)
Excess tax benefits from share-based payment arrangements	(78)	(64)
Pension and retiree medical plan expenses	215	243
Pension and retiree medical plan contributions	(117)	(155)
Deferred income taxes and other tax charges and credits	42	35
Change in assets and liabilities:
Accounts and notes receivable	(1,309)	(1,554)
Inventories	(862)	(822)
Prepaid expenses and other current assets	(264)	(152)
Accounts payable and other current liabilities	197	120
Income taxes payable	648	636
Other, net	(109)	(209)
Net Cash Provided by Operating Activities	2,761	2,672

Investing Activities
Capital spending	(832)	(921)
Sales of property, plant and equipment	26	42
Acquisitions and investments in noncontrolled affiliates	(16)	(31)
Divestitures	74	123
Short-term investments, net	593	(3,380)
Other investing, net	(3)	5
Net Cash Used for Investing Activities	(158)	(4,162)

Financing Activities
Proceeds from issuances of long-term debt	2,487	3,364
Payments of long-term debt	(2,054)	(1,655)
Short-term borrowings, net	2,247	1,548
Cash dividends paid	(1,973)	(1,752)
Share repurchases - common	(2,130)	(2,199)
Share repurchases - preferred	(2)	(3)
Proceeds from exercises of stock options	250	381
Excess tax benefits from share-based payment arrangements	78	64
Other financing	(2)	(3)
Net Cash Used for Financing Activities	(1,099)	(255)

Effect of exchange rate changes on cash and cash equivalents	(76)	(23)
Net Increase/(Decrease) in Cash and Cash Equivalents	1,428	(1,768)
Cash and Cash Equivalents, Beginning of Year	6,134	9,375
Cash and Cash Equivalents, End of Period	$7,562	$7,607

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	6/13/15	12/27/14
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,562	$6,134
Short-term investments	2,017	2,592
Accounts and notes receivable, net	7,826	6,651
Inventories:
Raw materials	1,848	1,593
Work-in-process	389	173
Finished goods	1,694	1,377
	3,931	3,143
Prepaid expenses and other current assets	1,733	2,143
Total Current Assets	23,069	20,663
Property, plant and equipment, net	16,736	17,244
Amortizable intangible assets, net	1,378	1,449
Goodwill	14,912	14,965
Other nonamortizable intangible assets	12,653	12,639
Nonamortizable Intangible Assets	27,565	27,604
Investments in noncontrolled affiliates	2,626	2,689
Other assets	888	860
Total Assets	$72,262	$70,509

Liabilities and Equity
Current Liabilities
Short-term obligations	$8,383	$5,076
Accounts payable and other current liabilities	13,163	13,016
Total Current Liabilities	21,546	18,092
Long-term debt obligations	23,075	23,821
Other liabilities	5,908	5,744
Deferred income taxes	5,269	5,304
Total Liabilities	55,798	52,961

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(183)	(181)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,472 and 1,488 shares, respectively)	25	25
Capital in excess of par value	3,973	4,115
Retained earnings	50,268	49,092
Accumulated other comprehensive loss	(11,101)	(10,669)
Repurchased common stock, in excess of par value (394 and 378 shares, respectively)	(26,691)	(24,985)
Total PepsiCo Common Shareholders’ Equity	16,474	17,578
Noncontrolling interests	132	110
Total Equity	16,464	17,548
Total Liabilities and Equity	$72,262	$70,509

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/13/15	6/14/14	6/13/15	6/14/14
Beginning Net Shares Outstanding	1,479	1,519	1,488	1,529
Options Exercised, Restricted Stock Units (RSUs), Performance Stock Units (PSUs) and PepsiCo Equity Performance Units (PEPunits) Converted	4	4	7	9
Shares Repurchased	(11)	(12)	(23)	(27)
Ending Net Shares Outstanding	1,472	1,511	1,472	1,511

Weighted Average Basic	1,476	1,515	1,480	1,519
Dilutive Securities:
Options	9	10	9	10
RSUs, PSUs, PEPunits and Other	5	6	7	6
ESOP Convertible Preferred Stock	1	1	1	1
Weighted Average Diluted	1,491	1,532	1,497	1,536

Average Share Price for the Period	$95.82	$85.55	$96.32	$83.32
Growth Versus Prior Year	12%	5%	16%	7%

Options Outstanding	36	45	37	47
Options in the Money	34	45	35	47
Dilutive Shares from Options	9	10	9	10
Dilutive Shares from Options as a % of Options in the Money	27%	22%	27%	20%

Average Exercise Price of Options in the Money	$64.59	$63.28	$64.56	$63.14

RSUs, PSUs, PEPunits and Other Outstanding	11	13	13	13
Dilutive Shares from RSUs, PSUs, PEPunits and Other	5	6	7	6

Average Intrinsic Value of RSUs and PSUs Outstanding (a)	$83.25	$74.20	$81.42	$74.17
Average Intrinsic Value of PEPunits Outstanding (a)	$62.75	$60.82	$63.03	$60.83
(a) Weighted-average intrinsic value at grant date.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 13, 2015
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 6/13/15	12 Weeks Ended 6/13/15
Frito-Lay North America	—	3	—	(1)	2	3
Quaker Foods North America	—	(1)	—	(1)	(3)	(1.5)
Latin America Foods	3	20	—	(29)	(6)	23
PepsiCo Americas Beverages	—	3	—	(2)	1	3
PepsiCo Europe	(4)	5	—	(24)	(24)	0.5
PepsiCo Asia, Middle East & Africa	3	2	(5.5)	(4)	(4)	5
Total PepsiCo	—	5	(1)	(10)	(6)	5

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	24 Weeks Ended 6/13/15	24 Weeks Ended 6/13/15
Frito-Lay North America	1	2	—	(1)	2.5	3
Quaker Foods North America	1	(1)	—	(1)	(1)	1
Latin America Foods	1	20	—	(26)	(5)	21
PepsiCo Americas Beverages	—	3	—	(2)	1	2.5
PepsiCo Europe	(4)	5	—	(25)	(24)	1
PepsiCo Asia, Middle East & Africa	5	—	(4)	(3)	(2)	5
Total PepsiCo	—	5	—	(9)	(5)	5
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 and 24 Weeks Ended June 13, 2015
(unaudited)

	GAAP Measure			Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments		Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/13/15	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/13/15	Foreign exchange translation	12 Weeks Ended 6/13/15
Frito-Lay North America	7	—	(1)	6	1	7
Quaker Foods North America	(5)	—	(0.5)	(5)	—	(5)
Latin America Foods	(12)	—	(0.5)	(12)	27	15
PepsiCo Americas Beverages	4	—	(3)	1	9	10
PepsiCo Europe	(26)	—	(2)	(28)	22	(6)
PepsiCo Asia, Middle East & Africa	2	—	(1)	1	2.5	3.5
Division Operating Profit	(2)	—	(2)	(3.5)	9	6
Impact of Corporate Unallocated	2	—	—	1	1	2
Total Operating Profit	—	—	(2)	(2)	10	8
Net Income Attributable to PepsiCo	—			(3)	11	8
Net Income Attributable to PepsiCo per common share - diluted	3			—	11	11

	GAAP Measure			Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments		Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/13/15	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/13/15	Foreign exchange translation	24 Weeks Ended 6/13/15
Frito-Lay North America	7	—	(1)	6	1	7
Quaker Foods North America	(23)	—	—	(23)	1	(22)
Latin America Foods	(12)	—	1	(11)	29	18
PepsiCo Americas Beverages	6	—	(8)	(2)	10	8
PepsiCo Europe	(28)	—	—	(28)	23	(5)
PepsiCo Asia, Middle East & Africa	10	—	(1)	9	2	11
Division Operating Profit	(1)	—	(2)	(3)	9	6
Impact of Corporate Unallocated	1	1	—	1	1	2
Total Operating Profit	—	1	(3)	(2)	10	8
Net Income Attributable to PepsiCo	—			(2)	11	9
Net Income Attributable to PepsiCo per common share - diluted	3			—	11	11
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-15 through A-17 for a discussion of each of these adjustments.

(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-15 through A-16 for a discussion of these Plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended June 13, 2015 and June 14, 2014
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 6/13/15	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/13/15

Cost of sales	$7,167	$2	$—	$7,169
Gross profit	$8,756	$(2)	$—	$8,754
Selling, general and administrative expenses	$5,837	$37	$(25)	$5,849
Operating profit	$2,900	$(39)	$25	$2,886
Provision for income taxes	$703	$(12)	$6	$697
Net income attributable to PepsiCo	$1,980	$(27)	$19	$1,972
Net income attributable to PepsiCo per common share - diluted	$1.33	$(0.02)	$0.01	$1.32
Effective tax rate	26.1%			26.0%

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/14/14

Cost of sales	$7,778	$21	$—	$7,799
Gross profit	$9,116	$(21)	$—	$9,095
Selling, general and administrative expenses	$6,198	$10	$(92)	$6,116
Operating profit	$2,896	$(31)	$92	$2,957
Provision for income taxes	$718	$(11)	$20	$727
Noncontrolling interests	$9	$—	$3	$12
Net income attributable to PepsiCo	$1,978	$(20)	$69	$2,027
Net income attributable to PepsiCo per common share - diluted	$1.29	$(0.01)	$0.04	$1.32
Effective tax rate	26.5%			26.3%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-15 through A-17 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-15 through A-16 for a discussion of these Plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
24 Weeks Ended June 13, 2015 and June 14, 2014
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	24 Weeks Ended 6/13/15	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/13/15
Cost of sales	$12,609	$(16)	$—	$12,593
Gross profit	$15,531	$16	$—	$15,547
Selling, general and administrative expenses	$10,799	$54	$(61)	$10,792
Operating profit	$4,697	$(38)	$61	$4,720
Provision for income taxes	$1,073	$(12)	$13	$1,074
Net income attributable to PepsiCo	$3,201	$(26)	$48	$3,223
Net income attributable to PepsiCo per common share - diluted	$2.14	$(0.02)	$0.03	$2.15
Effective tax rate	25.0%			24.9%

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	24 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/14/14
Cost of sales	$13,525	$67	$—	$13,592
Gross profit	$15,992	$(67)	$—	$15,925
Selling, general and administrative expenses	$11,246	$(2)	$(190)	$11,054
Operating profit	$4,703	$(65)	$190	$4,828
Provision for income taxes	$1,107	$(24)	$42	$1,125
Noncontrolling interests	$20	$—	$3	$23
Net income attributable to PepsiCo	$3,194	$(41)	$145	$3,298
Net income attributable to PepsiCo per common share - diluted	$2.08	$(0.03)	$0.09	$2.15
Effective tax rate	25.6%			25.3%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-15 through A-17 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-15 through A-16 for a discussion of these Plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended June 13, 2015 and June 14, 2014
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 6/13/15	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/13/15
Frito-Lay North America	$1,007	$—	$2	$1,009
Quaker Foods North America	132	—	—	132
Latin America Foods	285	—	4	289
PepsiCo Americas Beverages	903	—	8	911
PepsiCo Europe	334	—	7	341
PepsiCo Asia, Middle East & Africa	389	—	3	392
Division Operating Profit	3,050	—	24	3,074
Corporate Unallocated	(150)	(39)	1	(188)
Total Operating Profit	$2,900	$(39)	$25	$2,886

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 6/14/14	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/14/14
Frito-Lay North America	$937	$—	$13	$950
Quaker Foods North America	139	—	—	139
Latin America Foods	323	—	5	328
PepsiCo Americas Beverages	868	—	36	904
PepsiCo Europe	451	—	23	474
PepsiCo Asia, Middle East & Africa	381	—	7	388
Division Operating Profit	3,099	—	84	3,183
Corporate Unallocated	(203)	(31)	8	(226)
Total Operating Profit	$2,896	$(31)	$92	$2,957
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-15 through A-17 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-15 through A-16 for a discussion of these Plans.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
24 Weeks Ended June 13, 2015 and June 14, 2014
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	24 Weeks Ended 6/13/15	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/13/15
Frito-Lay North America	$1,927	$—	$8	$1,935
Quaker Foods North America	231	—	1	232
Latin America Foods	489	—	6	495
PepsiCo Americas Beverages	1,371	—	15	1,386
PepsiCo Europe	434	—	19	453
PepsiCo Asia, Middle East & Africa	631	—	5	636
Division Operating Profit	5,083	—	54	5,137
Corporate Unallocated	(386)	(38)	7	(417)
Total Operating Profit	$4,697	$(38)	$61	$4,720

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	24 Weeks Ended 6/14/14	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/14/14
Frito-Lay North America	$1,799	$—	$26	$1,825
Quaker Foods North America	299	—	2	301
Latin America Foods	555	—	1	556
PepsiCo Americas Beverages	1,297	—	122	1,419
PepsiCo Europe	603	—	23	626
PepsiCo Asia, Middle East & Africa	575	—	11	586
Division Operating Profit	5,128	—	185	5,313
Corporate Unallocated	(425)	(65)	5	(485)
Total Operating Profit	$4,703	$(65)	$190	$4,828
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-15 through A-17 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-15 through A-16 for a discussion of these Plans.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Developing and Emerging Markets Net Revenue Growth Reconciliation

	12 Weeks Ended	24 Weeks Ended
	6/13/15	6/13/15
Reported Developing and Emerging Markets Net Revenue Growth	(13)%	(13)%
Impact of Acquisitions and Divestitures	2	1
Impact of Foreign Exchange Translation	22	22
Developing and Emerging Markets Organic Revenue Growth	11%	11%

Gross Margin Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/13/15		6/13/15
Reported Gross Margin Growth	103	bps	101	bps
Commodity Mark-to-Market Net Impact	11		28
Core Gross Margin Growth	114	bps	130	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/13/15		6/13/15
Reported Operating Margin Growth	107	bps	76	bps
Commodity Mark-to-Market Net Impact	(6)		8
Restructuring and Impairment Charges	(38)		(42)
Core Operating Margin Growth	62	bps	41	bps
Net Cash Provided by Operating Activities Reconciliation (in millions)

	24 Weeks Ended
	6/13/15	6/14/14	% Change
Net cash provided by operating activities	$2,761	$2,672	3
Capital spending	(832)	(921)
Sales of property, plant and equipment	26	42
Free cash flow	1,955	1,793	9
Discretionary pension and retiree medical contributions	—	19
Payments related to restructuring charges (after-tax)	105	117
Net capital investments related to restructuring plan	—	1
Free cash flow excluding above items	$2,060	$1,930	7
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Quaker Operating Profit Growth Reconciliation

24 Weeks Ended
6/13/15
Reported Operating Profit Growth	(23)%
Restructuring and Impairment Charges	—
Core Operating Profit Growth	(23)
Impact of Foreign Exchange Translation	1
Core Constant Currency Operating Profit Growth	(22)
Impairment Charge Associated with Our Dairy Joint Venture	22
Core Constant Currency Operating Profit Growth Excluding Impairment Charge Associated with Our Dairy Joint Venture	(1)%

PepsiCo Europe Operating Profit Growth Reconciliation

24 Weeks Ended
6/13/15
Reported Operating Profit Growth	(28)%
Restructuring and Impairment Charges	—
Core Operating Profit Growth	(28)
Impact of Foreign Exchange Translation	23
Core Constant Currency Operating Profit Growth	(5)
Prior Year Gain on Sale of Agricultural Assets	5
Core Constant Currency Operating Profit Growth Excluding Gain on Sale of Agricultural Assets	—%

Fiscal 2014 Diluted EPS Reconciliation

Year Ended
12/27/14
Reported Diluted EPS	$4.27
Commodity Mark-to-Market Net Impact	0.03
Restructuring and Impairment Charges	0.21
Pension Lump Sum Settlement Charge	0.06
Venezuela Remeasurement Charge	0.07
Core Diluted EPS	$4.63
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2015 Guidance
Net Cash Provided by Operating Activities	$	~	10
Net Capital Spending		~	3
Free Cash Flow		~	7
Certain Other Items (a)		~	—
Free Cash Flow, Excluding Certain Other Items	$	~	7
(a) Certain other items include discretionary pension and retiree medical contributions, payments related to restructuring charges, net capital investments related to restructuring plan and the tax impacts associated with each of these items, as applicable.
Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2015 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against or effectively respond to a cybersecurity incident or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates, including changes in currency exchange mechanisms or additional governmental actions in Venezuela; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain measures not in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2015, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, a pension lump sum settlement charge and a charge related to the 2014 Venezuela remeasurement. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) payments related to restructuring charges (2) discretionary pension and retiree medical contributions, (3) net capital investments related to restructuring plan and (4) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with GAAP. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Commodity mark-to-market net impact
In the 12 and 24 weeks ended June 13, 2015, we recognized $39 million and $38 million of mark-to-market net gains, respectively, on commodity hedges in corporate unallocated expenses. In the 12 and 24 weeks ended June 14, 2014, we recognized $31 million and $65 million of mark-to-market net gains, respectively, on commodity hedges in corporate unallocated expenses. In the year ended December 27, 2014, we recognized mark-to-market net losses of $68 million on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Commodity derivatives that do not qualify for hedge accounting treatment are marked to market each period with the resulting gains and losses recorded in corporate unallocated expenses as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 and 24 weeks ended June 13, 2015, we incurred restructuring charges of $21 million and $51 million, respectively, in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan). In the 12 and 24 weeks ended June 14, 2014, we incurred restructuring charges of $77 million and $173 million, respectively, in conjunction with our 2014 Productivity Plan. In the year ended December 27, 2014, we incurred restructuring charges of $357 million in conjunction with our 2014 Productivity Plan. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by: accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.

2012 Multi-Year Productivity Plan
In the 12 and 24 weeks ended June 13, 2015, we incurred restructuring charges of $4 million and $10 million, respectively, in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan). In the 12 and 24 weeks ended June 14, 2014, we incurred restructuring charges of $15 million and $17 million, respectively, in conjunction with our 2012 Productivity Plan. In the year ended December 27, 2014, we incurred restructuring charges of $61 million in conjunction with our 2012 Productivity Plan. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by: leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.
Pension lump sum settlement charge
In the year ended December 27, 2014, we recorded a pension lump sum settlement charge of $141 million related to payments for pension liabilities to certain former employees who had vested benefits.
Venezuela remeasurement charge
In the year ended December 27, 2014, we recorded a $105 million net charge related to our remeasurement of the bolivar for certain net monetary assets of our Venezuela businesses. $126 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $21 million) recorded in our PAB segment.
At the end of each period, we remeasure the net monetary assets of our Venezuela entities from the bolivar to the U.S. dollar at the rate we believe is legally available to us, including for the payment of dividends. As of June 13, 2015, there was a three-tiered exchange rate mechanism in Venezuela for exchanging bolivars into U.S. dollars: (1) The government-operated National Center of Foreign Commerce (CENCOEX), which has a fixed exchange rate of 6.3 bolivars per U.S. dollar (fixed exchange rate) mainly intended for the import of essential goods and services by designated industry sectors; (2) The auction-based Supplementary Foreign Currency Administration System (SICAD), which is intended for certain transactions, including foreign investments; and (3) An open market Marginal Foreign Exchange System (SIMADI), established in February 2015, which is available to companies and individuals to exchange foreign currency based on supply and demand. As of the end of the second quarter of 2015, the SICAD exchange rate was 12.0 bolivars per U.S. dollar. Subsequent to the end of the second quarter of 2015, a SICAD auction was held at which bolivars were exchanged for U.S. dollars at the rate of 12.8 bolivars per U.S. dollar. This change in the SICAD exchange rate will not have a material impact on our financial position or results of operations.
We believe that significant uncertainty exists regarding the exchange mechanisms in Venezuela, including the nature of transactions that are eligible to flow through CENCOEX, SICAD or SIMADI, or any other new exchange mechanism that may emerge, how any such mechanisms will operate in the future, as well as the availability of U.S. dollars under each mechanism. We continue to monitor developments closely and may determine in the future that rates other than the SICAD exchange rate or the fixed exchange rate, as applicable, are appropriate for remeasurement of the net monetary assets of our Venezuelan entities, which approximated $335 million at June 13, 2015. If, at the end of the second quarter of 2015, we had used the SICAD exchange rate, which was 12.0 bolivars per U.S. dollar as of that date, to remeasure the net monetary assets that are currently recorded at the fixed exchange rate, we would have incurred a net charge of approximately $160 million. If, at the end of the second quarter of 2015, we had remeasured all net monetary assets of our Venezuelan businesses at the SIMADI exchange rate, which was approximately 199 bolivars per U.S. dollar as of that date, we would have incurred a net charge of approximately $325 million. If we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan entities, it would also lead to an impairment of our non-monetary assets, which were approximately $720 million at June 13, 2015. Any such remeasurement and potential impairment charges, if recognized, would be reflected in “Items Affecting Comparability.” In addition, if we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan entities, our results of operations in Venezuela for the remainder of 2015 would expect to generate approximately 0% of both our net revenue and operating profit. Any further devaluation of the bolivar, change in the currency exchange mechanisms, limitation in the volume of U.S. dollars available for conversion, additional governmental actions or fluctuation of the auction-based SICAD exchange rate could adversely affect our financial position, including a potential impairment of non-monetary assets, results of operations, both for any period in which we determine to remeasure using another rate and on a going forward basis following any such remeasurement, and our ability to make effective business decisions with respect to our Venezuelan operations or to continue to operate in Venezuela in the same manner as we have historically.

Free cash flow, excluding certain items
Free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2015 guidance
Our 2015 core tax rate guidance and our 2015 core constant currency EPS growth guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2015 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2015 organic revenue growth guidance and our 2015 core constant currency EPS growth guidance exclude the impact of foreign exchange. We are not able to reconcile our full year projected 2015 core tax rate to our full year projected 2015 reported tax rate and our full year projected 2015 core constant currency EPS growth to our full year projected 2015 reported EPS growth because we are unable to predict the 2015 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2015 organic revenue growth to our full year projected 2015 reported net revenue growth because we are unable to predict the 2015 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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